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                                                                  EXHIBIT 23.4




                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We consent to the incorporation by reference in the Registration Statement of Form S-3 and related Prospectus of American Superconductor Corporation for the registration of 68,306 shares of its common stock, of our report dated February 7, 1997, on our audit of the financial statements of Superconductivity, Inc., as of December 31, 1996, and for the year then ended, which report is included in the Current Report of Form 8-K and Form 8-K/A filed by American Superconductor Corporation with the Securities and Exchange Commission.


Madison, Wisconsin                          /s/ Smith & Gesteland, LLP
September 24, 1997                          Smith & Gesteland, LLP